CONSENT OF INDEPENDENT ACCOUNTANTS

We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statements  on Form  S-8  (Nos.  333-60563,  333-12385  and  333-11417)  and the
Registration  Statements  on Form S-3  (Nos.  333-08557,  333-16439,  333-26619,
333-79595, 333-80489 and 333-40480) of FX Energy, Inc. and subsidiaries of our report dated March 12, 2001 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Salt Lake City, Utah
March 16, 2001